Exhibit 99.1

Oramed Reports Third Quarter 2022 Financial Results

NEW YORK, November 10, 2022 – Oramed Pharmaceuticals Inc. (“Oramed” or the “Company”) (Nasdaq/TASE: ORMP) (www.oramed.com), a clinical-stage pharmaceutical company focused on the development of oral drug delivery platforms, today reported its financial results for the quarter ended September 30, 2022.

"We are pleased to share our quarterly report for the third quarter of 2022. We had a strong quarter filled with important milestones, including positive Phase 2 NASH data and initial positive results from our Phase 1 oral Covid-19 vaccine trial. Over the next few months, we look forward to sharing multiple milestones, most notably topline data from our first Phase 3 oral insulin trial expected in January," said Oramed Chief Executive Officer, Nadav Kidron. "Oramed remains in a strong financial position with approximately $160 million in cash and investments as of September 30, 2022, allowing us to continue advancing all aspects of our pipeline and giving us sufficient runway to complete our pivotal oral insulin (ORMD-0801) Phase 3 trials and advance us towards potential FDA approval."

Financial Results for the Three Month Period Ended September 30, 2022

●	As of September 30, 2022, we had approximately $160 million in cash and investments, comprised of $33,196,000 of available cash, $121,119,000 of short-term bank deposits and $5,234,000 of marketable securities.

●	Research and development expenses for the three month period ended September 30, 2022 decreased by 12% to $5,347,000, compared to $6,086,000 for the three month period ended September 30, 2021. The decrease was mainly due to lower research and development expenses in our subsidiary Oravax Inc. (“Oravax”) in the third quarter of 2022. Stock-based compensation expenses for the three month period ended September 30, 2022 were $771,000, compared to $495,000 during the three month period ended September 30, 2021. This increase was mainly due to equity awards granted to employees in 2022, and equity awards granted by Oravax to employees and board members of Oravax and to other service providers in September 2022.

●	Sales and marketing expenses for the three month period ended September 30, 2022 increased by 169% to $463,000, compared to $172,000 for the three month period ended September 30, 2021. The increase was primarily due to stock-based compensation expenses and consulting expenses. Stock-based compensation costs for the three month period ended September 30, 2022 were $303,000, compared to $142,000 for the three month period ended September 30, 2021. This increase was mainly due to equity awards granted to an employee during fiscal years 2021 and 2022.

●	General and administrative expenses for the three month period ended September 30, 2022 increased by 60% to $3,061,000 compared to $1,909,000 for the three month period ended September 30, 2021. The increase was mainly due to higher stock-based compensation expenses and salary expenses. Stock-based compensation costs for the three month period ended September 30, 2022 were $1,977,000, compared to $644,000 for the three month period ended September 30, 2021. This increase was mainly due to equity awards granted to directors, officers and other employees in 2022, and equity awards granted by Oravax to employees and board members of Oravax and to other service providers in September 2022.

●	Basic and diluted loss per share of common stock for the three month period ended September 30, 2022 decreased by 14% to $0.18, compared to $0.21 for the three month period ended September 30, 2021. The decrease in loss was mainly due to a higher number of weighted average shares of common stock in the three month period ended September 30, 2022 compared to the three month period ended September 30, 2021.

Full financial tables are included below.

About Oramed Pharmaceuticals

Oramed Pharmaceuticals (Nasdaq/TASE: ORMP) is a platform technology pioneer in the field of oral delivery solutions for drugs currently delivered via injection. Established in 2006, with offices in the United States and Israel, Oramed has developed a novel Protein Oral Delivery (POD™) technology. Oramed is seeking to transform the treatment of diabetes through its proprietary lead candidate, ORMD-0801, which is being evaluated in two pivotal Phase 3 studies and has the potential to be the first commercial oral insulin capsule for the treatment of diabetes. In addition, Oramed is developing an oral GLP-1 (Glucagon-like peptide-1) analog capsule (ORMD-0901).

For more information, please visit www.oramed.com.

Forward-looking statements: This press release contains forward-looking statements. For example, we are using forward-looking statements when we discuss the potential development and timing of an oral COVID-19 vaccine, what our financial position is expected to allow us to achieve, our expectations to share multiple milestones, including topline data from our first Phase 3 oral insulin trial, the expected timing of results of our clinical trials, the expected timing and achievement of milestones and other anticipated future results. In addition, historic results of scientific research and clinical trials do not guarantee that the conclusions of future research or trials will suggest identical or even similar conclusions. These forward-looking statements are based on the current expectations of the management of Oramed only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval or patent protection for our product candidates; competition from other pharmaceutical or biotechnology companies; and our ability to obtain additional funding required to conduct our research, development and commercialization activities. In addition, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; delays or obstacles in launching our clinical trials; changes in legislation; inability to timely develop and introduce new technologies, products and applications; lack of validation of our technology as we progress further and lack of acceptance of our methods by the scientific community; inability to retain or attract key employees whose knowledge is essential to the development of our products; unforeseen scientific difficulties that may develop with our process; greater cost of final product than anticipated; loss of market share and pressure on pricing resulting from competition; laboratory results that do not translate to equally good results in real settings; our patents may not be sufficient; and finally that products may harm recipients, all of which could cause the actual results or performance of Oramed to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Oramed undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting Oramed, reference is made to Oramed’ s reports filed from time to time with the Securities and Exchange Commission.

Company Contact:

Zach Herschfus

+1-844-9-ORAMED
zach@oramed.com

FINANCIAL TABLES

ORAMED PHARMACEUTICALS INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. Dollars in thousands (except share and per share data)

(UNAUDITED)

	September 30,	December 31,
	2022	2021
Assets
CURRENT ASSETS:
Cash and cash equivalents	$33,196	$27,456
Short-term deposits	121,119	111,077
Marketable securities	5,234	7,747
Prepaid expenses and other current assets	623	1,657
Total current assets	160,172	147,937

LONG-TERM ASSETS:
Long-term deposits	2	25,094
Long-term investments	2,700	-
Marketable securities	-	3,875
Amounts funded in respect of employee rights upon retirement	23	26
Property and equipment, net	535	388
Operating lease right-of-use assets	1,005	500
Total long-term assets	4,265	29,883
Total assets	$164,437	$177,820

Liabilities and stockholders’ equity
CURRENT LIABILITIES:
Accounts payable, accrued expenses and other liabilities	$4,205	$4,535
Deferred revenues	2,022	2,703
Payable to related parties	70	-
Operating lease liabilities	228	130
Total current liabilities	6,525	7,368

LONG-TERM LIABILITIES:
Long-term deferred revenues	4,000	3,340
Employee rights upon retirement	21	22
Provision for uncertain tax position	11	11
Operating lease liabilities	672	370
Other liabilities	61	99
Total long-term liabilities	4,765	3,842

COMMITMENTS (note 2)

Equity
EQUITY ATTRIBUTABLE TO COMPANY’S STOCKHOLDERS:
Common stock, $0.012 par value (60,000,000 authorized shares; 39,113,236 and 38,158,792 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively)	470	459
Additional paid-in capital	307,876	292,514
Accumulated deficit	(154,538)	(126,520)
Total stockholders’ equity	153,808	166,453
Non-controlling interests	(661)	157
Total equity	153,147	166,610
Total liabilities and equity	$164,437	$177,820

ORAMED PHARMACEUTICALS INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. Dollars in thousands (except share and per share data)

(UNAUDITED)

	Nine months ended		Three months ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
REVENUES	$2,022	2,022	$682	682
RESEARCH AND DEVELOPMENT EXPENSES	20,362	15,452	5,347	6,086
SALES AND MARKETING EXPENSES	1,433	172	463	172
GENERAL AND ADMINISTRATIVE EXPENSES	11,085	4,937	3,061	1,909
OPERATING LOSS	30,858	18,539	8,189	7,485

FINANCIAL INCOME (EXPENSE), NET	1,930	1,031	1,036	(51)
LOSS BEFORE TAX EXPENSES	28,928	17,508	7,153	7,536
TAX EXPENSES	100	-	100	-
NET LOSS FOR THE PERIOD	$29,028	17,508	$7,253	7,536
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	1,010	764	193	279
NET LOSS ATTRIBUTABLE TO STOCKHOLDERS	28,018	16,744	7,060	7,257
LOSS PER SHARE
BASIC AND DILUTED LOSS PER SHARE OF COMMON STOCK	$0.72	$0.54	$0.18	$0.21
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK USED IN COMPUTING BASIC AND DILUTED LOSS PER SHARE OF COMMON STOCK	38,856,514	31,097,270	39,100,231	34,539,487

ORAMED PHARMACEUTICALS INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

(UNAUDITED)

	Nine months ended
	September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(29,028)	$(17,508)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation	41	69
Non-cash expense for acquired in-process research and development	-	1,040
Exchange differences and interest on deposits and held to maturity bonds	(933)	429
Changes in fair value of investments	494	(732)
Stock-based compensation	8,961	2,896
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	1,034	128
Accounts payable, accrued expenses and related parties	(330)	1,875
Net changes in operating lease	(105)	-
Deferred revenues	(21)	(2,022)
Liability for employee rights upon retirement	(1)	-
Other liabilities	32	(74)
Total net cash used in operating activities	(19,856)	(13,899)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of held to maturity securities	-	(8,593)
Purchase of short-term deposits	(111,500)	(6,000)
Investment in long-term deposits	-	(25,000)
Proceeds from short-term deposits	128,000	9,500
Proceeds from maturity of held to maturity securities	5,336	6,065
Long-term investments	(2,700)	-
Proceeds from sale of mutual funds	-	3,029
Funds in respect of employee rights upon retirement	3	-
Purchase of property and equipment	(188)	(55)
Total net cash provided by (used in) investing activities	18,951	(21,054)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of issuance costs	7,345	74,743
Proceeds from exercise of warrants and options	42	21,496
Transaction with non-controlling interests	-	1,500
Tax withholdings related to stock-based compensation settlements	(783)	-
Total net cash provided by financing activities	6,604	97,739
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	41	(3)

INCREASE IN CASH AND CASH EQUIVALENTS	5,740	62,783
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	27,456	21,630
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$33,196	$84,413

(A) SUPPLEMENTARY DISCLOSURE ON CASH FLOWS -
Interest received	$906	$505
(B) SUPPLEMENTARY DISCLOSURE ON CASH FLOWS -
Recognition of operating lease right of use assets and liabilities	$678	$-
(C) ASSET ACQUISITION TRANSACTION (see note 8) -
In-process research and development	-	1,040
Transaction with non-controlling interests	-	1,500
Additional paid in capital	-	(1,045)
Non-controlling interests	$-	$(1,495)

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